UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

FINANCIAL INSTITUTIONS, INC.
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street, Warsaw, New York	14569
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 786-1100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
Financial Institutions, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 4, 2011. The final voting results relating to the matters voted on at the Annual Meeting of shareholders are set forth below.
1.	The four persons nominated to serve as directors of the Company received the following number of votes and were elected as directors to serve three-year terms expiring in 2014:

NAME	FOR	WITHHELD
John E. Benjamin	7,799,847	131,211
Barton P. Dambra	7,735,648	195,410
Susan R. Holliday	7,767,295	163,763
Peter G. Humphrey	7,795,838	135,220
2.	By the following vote, the shareholders approved an advisory vote on 2010 compensation paid to named executive officers:

FOR	AGAINST	ABSTAIN
6,578,386	683,410	669,262

Item 7.01	Regulation FD Disclosure.
A copy of the slides presented by the Company at the Annual Meeting on May 4, 2011, is attached to this report as Exhibit 99.1 and is furnished herewith. A copy of the presentation is also available on the Company’s website: www.fiiwarsaw.com.

Item 8.01	Other Events.
On May 3, 2011, the Company received approval from the United States Department of the Treasury (the “Treasury”) for its request to repurchase the warrant held by the Treasury. The Company will pay approximately $2.1 million to the Treasury to repurchase the warrant. The 10-year warrant was issued on December 23, 2008 as part of the Company’s participation in the Treasury’s Capital Purchase Program, and entitled the Treasury to purchase 378,175 shares of Financial Institutions, Inc. common stock at an exercise price of $14.88 per share.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description

99.1	Annual Meeting Presentation Slides.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL INSTITUTIONS, INC.
Date: May 5, 2011	By:	/s/ Karl F. Krebs
Karl F. Krebs
Executive Vice President and Chief Financial Officer